                                                                    July 31,1995


Computer Task Group, Incorporated
800 Delaware Avenue
Buffalo, New York   14209

Dear Sirs:

         You have requested an opinion of counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Computer Task Group, Incorporated (the "Company") to be filed on or about August 1, 1995 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to 600,000 shares (the "Shares") of the Company's common stock, $.01 par value, to be issued under the Computer Task Group, Incorporated 1991 Employee Stock Option Plan and the Computer Task Group, Incorporated Nonqualified Key Employee Deferred Compensation Plan (collectively referred to as the "Plans").

         I have examined the originals or photostatic or certified copies of such records and certificates of the Company, such certificates of public officials and of officers of the Company and such other documents as I have deemed relevant. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I have also assumed the accuracy and completeness of statements of fact contained in such documents. I do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States of America.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued or purchased in accordance with the terms of the Plans, will be validly issued, fully paid, and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                               Very truly yours,

                                               /s/ Joseph G. Makowski
                                               Joseph G. Makowski
                                               Vice President and
                                               General Counsel





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